UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02             Unregistered Sales of Equity Securities

Effective February 1, 2020, the Compensation Committee of our Board of Directors approved the issuance of a total of 1,955,000 shares of common stock to certain executives, employees, and consultants as compensation for services rendered. Of the shares issued, 955,000 shares are vested immediately and 1,000,000 shares will vest in equal monthly installments over the next two years. The shares were issued to a total of thirteen individuals under our 2019 Equity Incentive Plan, and the issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Following these issuances, a total of 48,986,825 shares of our common stock are issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date:	February 6, 2020	By: /s/ Kenneth Puzder
Kenneth Puzder
Chief Financial Officer